UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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[X]    Preliminary Information Statement

[  ]     Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[  ]     Definitive Information Statement

GYSAN HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

Gysan Holdings, Inc.

Unit 7, 833 - 1st Avenue N.W.

Calgary, AB, Canada T2N 0A4

(403) 229-2351

This Information Statement is circulated to advise the Stockholders of Gysan Holdings, Inc. of an action to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of Common Stock of the Company.  Management is not soliciting proxies, because the holders of a sufficient number of shares have provided written consent to the proposed corporate actions to increase the Company’s authorized shares.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about October 29, 2012, to the holders of record (the “Stockholders”) of the outstanding common stock (the “Common Stock”) of Gysan Holdings, Inc., Unit 7, 833-1st Avenue N.W., Calgary, Alberta, Canada T2N 0A4, a Nevada corporation (the “Company”), as of the close of business on October 1, 2012 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This Information Statement relates to a written consent in lieu of a meeting, dated October __, 2012, (the “Written Consent”) of the Stockholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Consenting Stockholders”).   The Written Consent authorized an amendment of our Articles of Incorporation (the “Articles”) to:

(i)

increase our total authorized shares of $.0001 par value common stock from 100,000,000 to 800,000,000 shares; and

(ii)

increase our total authorized shares of preferred stock from 90,000,000 to 200,000,000.

A copy of the Amendment to our Articles is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of shareholders holding a majority of the total number of shares of outstanding Common Stock, and is sufficient under the Nevada Revised Statutes and the Company’s Articles of Incorporation to approve the Amendment. Accordingly, the Amendment is not presently being submitted to the Company’s other Stockholders for a vote. The action by Written Consent will become effective 20 days from the mailing of this Information Statement (the “Effective Date”).

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Gysan Holdings, Inc.

By Order of the Board of Directors

/s/ Winnie W.L. Fung

Winnie W.L. Fung, Secretary

GENERAL INFORMATION

This Information Statement is being first mailed on or about October 29, 2012, to Stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Consenting Stockholders.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock and Preferred Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS

AND THE CONSENTING STOCKHOLDERS

Under the Nevada Revised Statutes, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and consented to such action in writing.  The approval of the Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 13,616,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On October 17, 2012, our Board of Directors (the “Board of Directors”) unanimously adopted a resolution approving the Amendment and recommended that the Stockholders approve the Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.  Pursuant to Section 78.320 of the Nevada Revised Statutes, the Consenting Stockholders voted in favor of the Amendment in a written consent dated October 17, 2012.  The Consenting Stockholders are the record or beneficial owner of 7,690,000 shares of Common Stock, which constitutes approximately 56.5% of the issued and outstanding shares of Common Stock and which was sufficient to approve the Amendment.  No consideration was paid for the consents.  The Consenting Stockholders’ names, affiliation with the Company and beneficial holdings are as follows:

Name	Affiliation	Common Stock	Percentage (1)

Grace Weisgerber	Director, President	3,315,000	24.4%
Winnie W.L. Fung	Director, Secretary	3,185,000	23.4%
Alan Chang	Shareholder	1,190,000	8.7%

	Total	7,690,000	56.5%

(1)

Based on 13,616,000 shares of capital stock entitled to vote on the Amendment.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amendment. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the twenty (20) day period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, request that the Amendment filed with the Nevada Secretary of State’s office be granted effective status.  The Amendment will be filed with the Nevada Secretary of State’s office following the mailing of this Information Statement and we anticipate that it will become effective approximately twenty (20) days after this Information Statement is first mailed to Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 1, 2012, by (i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock (1)
Grace Weisgerber 3710 Sage Hill Dr., N.W. Calgary, AB Canada T3R 1E7	3,315,000	24.3%
Winnie W. L. Fung Unit 7 833 - 1st Avenue, N.W. Calgary, AB Canada T2N 0A4	3,185,000	23.3%
Alan Chan 3023 28th Street, S.W. Calgary, AB Canada T3E 2J4	1,300,000	9.5.0%
All Officers and Directors as a Group (2 persons)	6,500,000	47.7%

(1)

Applicable percentage ownership is based on 13,616,000 shares outstanding as of October 1, 2012. There are no options, warrants, rights, conversion privileges or similar right to acquire the common stock of the Company outstanding as of October 1, 2012.

DISSENTERS RIGHTS

Under applicable Nevada Law, the Amendment to the Articles of Incorporation and this proposed increase in authorized shares does not trigger any dissenters rights for the Shareholders and we will not independently provide Shareholders with any such rights.

PROPOSAL

AMENDMENT OF ARTICLES OF INCORPORATION TO

SHARES OF INCREASE AUTHORIZED COMMON STOCK

The Company is presently authorized to issue 190,000,000 shares of capital stock, par value $0.0001 per share, of which 100,000,000 shares are designated as Common Stock and 90,000,000 shares are designated as Preferred Stock.  At the close of business on the Record Date, the Company had 13,616,000 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding.

Each share of Common Stock entitles its record holder to one (1) vote per share held.  Holders of the Company’s Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

The Articles of Incorporation authorizes the Board of Directors to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and rights as are set forth in resolutions providing for the issuance thereof.

Our Board of Directors has proposed that our Articles of Incorporation be amended to increase the authorized shares of Common Stock to 800,000,000 shares from 100,000,000 shares and to increase our authorized Preferred Stock from 90,000,000 to 200,000,000.  The increase in our total authorized Common Stock is proposed for the primary purpose of enabling us to issue additional shares of Common Stock to meet our obligation to issue 200,000,000 shares of Common Stock in connection with our proposed share exchange with Dino Energy Investments Ltd.

In addition to enabling us to meet our obligation in connection with the share exchange, the increase in our total authorized stock will also provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock-based acquisitions.  At this time, we have no specific plans to issue additional shares of Common Stock or Preferred Stock in equity financings or stock-based acquisitions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/     Winnie W. L. Fung______________

Winnie W. L. Fung, Secretary

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